Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

May 4, 2023

Yield10 Bioscience, Inc.
19 Presidential Way
Woburn, Massachusetts 01801

Ladies and Gentlemen:

We have acted as counsel to Yield10 Bioscience, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated May 3, 2023, to a Prospectus, dated April 2, 2021 (collectively, the “Prospectus and Prospectus Supplement”), filed pursuant to a Registration Statement on Form S-3, Registration No. 333-254830 (the “Registration Statement”), pursuant to which the Company is offering for sale under the Securities Act of 1933, as amended (the “Securities Act”) 931,600 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), and a pre-funded warrant to purchase up to 75,110 shares of Common Stock (the “Pre-Funded Warrant”) (such shares underlying the Pre-Funded Warrant, the “Warrant Shares”). The Shares, Pre-Funded Warrant and Warrant Shares are collectively referred to as the “Securities.” The Securities are being sold pursuant to a Securities Purchase Agreement, dated as of May 3, 2023, among the Company and the purchasers named therein (the “Purchase Agreement”), pursuant to which the Company may issue and sell the Securities pursuant to the Registration Statement and the Prospectus and Prospectus Supplement. The form of the Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, each as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, as well as the Registration Statement and the exhibits thereto and the Prospectus, the Prospectus Supplement and the Purchase Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that (i) the Shares, when sold and issued in accordance with the Purchase Agreement and in the manner contemplated by the Registration Statement and the Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable, (ii) the Pre-Funded Warrant, when duly executed by the Company and delivered to the purchasers thereof against payment therefor as contemplated in the Subscription Agreement, the Registration Statement and the Prospectus and Prospectus Supplement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Pre-Funded Warrant, will be validly issued, fully paid and nonassessable.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the Prospectus and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Boston	Los Angeles	New York	San Diego	San Francisco	toronto	Washington

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ May 4, 2023 Page 2

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.